Nomadchoice Pty Limited

Annual Report – June 30, 2015 and 2014

Nomadchoice Pty Limited

June 30, 2015 and 2014

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders

Nomadchoice Pty Limited

We have audited the accompanying balance sheets of Nomadchoice Pty Limited (the “Company”), as of June 30, 2015 and 2014, and the related statements of operations, members’ equity and cash flows for each of the two years in the period ended June 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nomadchoice Pty Limited as of June 30, 2015 and 2014, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

February 9, 2016

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Nomadchoice Pty Limited

Balance Sheets

At June 30, 2015 and 2014

	2015	2014

ASSETS

Current assets
Cash and cash equivalents	$402,695	$278,840
Inventory	50,827	-
Due from shareholders	681,558	-
Total current assets	1,135,080	278,840

Fixed assets, net of accumulated depreciation of $4,582 and $1,287, respectively	2,951	4,470
Intangibles, net of accumulated amortization	4,166	780
Total other assets	7,117	5,250

TOTAL ASSETS	$1,142,197	$284,090

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payables and accrued expenses	$47,256	$22,711
Provision for income tax payable	310,302	70,316
Due to shareholders	1,784	26,874
Total current liabilities	359,342	119,902

Total liabilities	359,342	119,902

Commitments and contingencies	-	-

Stockholders’ Equity
Common shares no par value; unlimited shares authorized; 1,200 shares issued and outstanding	127	127
Retained earnings	871,070	159,884
Accumulated other comprehensive (loss) income – cumulative translation adjustment	(88,342)	4,178
Total stockholders’ equity	782,855	164,189

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,142,197	$284,090

The accompanying notes are an integral part of these financial statements

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Nomadchoice Pty Limited

Statements of income and comprehensive income

For the years ended June 30, 2015 and 2014

	2015	2014

Revenues :
Net Sales Revenue	$2,485,654	$522,053

Cost of goods sold	556,566	74,849

Gross profit	1,929,088	447,204

Operating Expenses :
Sales and marketing	368,177	63,047
General and administrative	376,256	154,308
Depreciation and amortization	4,576	1,444
Total operating expenses	749,009	218,799

Income from operations	1,180,079	228,405

Other income (expense)

Interest income	8,369	-

Income before provision for income taxes	1,188,448	228,405

Income taxes	(341,619)	(68,521)

Net income	$846,829	$159,884

Comprehensive income
Net income	$846,829	$159,883
Foreign currency translation adjustments	(92,520)	4,178
Comprehensive income	$754,309	$164,061

The accompanying notes are an integral part of these financial statements

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Nomadchoice Pty Limited

Statements of Stockholders’ Equity

For the two years ended June 30, 2015

				Accumulated
	Ordinary shares		Retained	Other Comprehensive	Total Stockholders’
	Number	Amount	Earnings	Income (Loss)	Equity

Balance at July 1, 2013	1,200	$127	$-	$-	$127

Net income for the year	-	-	159,884		159,884

Foreign currency translation adjustment	-			4,178	4,178

Balance at June 30, 2014	1,200	127	159,884	4,178	164,189

				Accumulated
	Ordinary shares		Retained	Other Comprehensive	Total Stockholders’
	Number	Amount	Earnings	Income (Loss)	Equity

Balance at July 1, 2014	1,200	127	159,884	4,178	164,189

Distribution to members	-	-	(135,643)	-	(135,643)

Net income for the year	-	-	846,829	-	846,829

Foreign currency translation adjustment	-	-		(92,520)	(92,520)

Balance at June 30, 2015	1,200	$127	$871,070	$(88,341)	$782,855

The accompanying notes are an integral part of these financial statements

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Nomadchoice Pty Limited

Statements of cash flows

For the years ended June 30, 2015 and 2014

	2015	2014

Cash flows from operating activities
Net income	$846,829	$159,884
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,576	1,444

Changes in operating assets and liabilities:
Inventory	(50,827)	-
Accounts payable and accrued expenses	24,545	22,711
Provision for income taxes payable	239,986	70,316

Net cash provided by operating activities	1,065,109	254,355

Cash flows from investing activities
Payment to shareholders	(681,558)	-
Payment for intangibles	(4,127)	(970)
Payments for property, plant and equipment	(2,316)	(5,724)

Net cash used in investing activities	(688,001)	(6,694)

Cash flows from financing activities
Proceeds from /(repayment of) dues from shareholders	(25,090)	26,874
Dividends paid	(135,643)	-
Net cash (used in) provided by financing activities	(160,733)	26,874
Effect of exchange rate on cash and cash equivalents	(92,520)	4,178

Net increase in cash and cash equivalents	123,855	278,713
Cash and cash equivalents at the beginning of the year	278,840	127

Cash and cash equivalents at the end of the year	$402,695	$278,840

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$-	$-
Cash paid during the year for income taxes	$72,074	$-

Supplemental Disclosure of Non cash Investing and Financing Activities	$-	$-

The accompanying notes are an integral part of these financial statements

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Nomadchoice Pty Limited

Notes to the financial statements

Note 1. Significant accounting policies

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

Organization and nature of operations

Nomadchoice Pty Limited (the “Company”) was incorporated on October 11, 2012 in Tasmania, Australia .During the financial year the principal continuing activities of the company consisted of online marketing and sales of a product known as flat tummy tea.

As a limited liability company, the members are not personally liable for any of the debts, obligations, losses, claims, or judgements on any of the liabilities of the Company, whether arising in tort, contract, or otherwise, unless a member has signed a specific guarantee.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and/or service has been performed; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to the customers. Freight billed to customers is presented as revenues, and the related freight costs are presented as cost of goods sold. Cancelled orders are refunded if not already dispatched, refunds are only paid if stock is damaged in transit, discounts are only offered with specific promotions and orders will be refilled if lost in transit.

Cash and cash equivalents

For financial statement purposes, the Company considers all highly-liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Accounts receivable - trade

All sales to customers are made through the website www.flattummytea.com with payment being made at the time an order is placed. As a result the company has no accounts receivable at any time as orders are not accepted without payment first being made via credit card or PayPal.

Fixed assets

Fixed assets are carried at cost less accumulated depreciation. The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred. The costs of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts, and any resulting gain or loss is reflected in income.

Depreciation is recorded on a straight-line basis over the estimated useful lives of the respective assets as follows:

Office equipment & furniture	2-5 years

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Nomadchoice Pty Limited

Notes to the financial statements

Note 1. Significant accounting policies (continued)

Inventory

Inventory consists of finished goods, raw materials and packaging material. Inventory is recorded on a first in first out basis and is valued at lower of cost or market. Finished goods include the cost of labour to assemble the items.

Advertising

The Company expenses advertising costs as they are incurred. Advertising includes direct online advertising and blogging. The company spending on advertising for the year ended June 30, 2015 and 2014 was $368,177 and $63,047 respectively.

Related Party Transactions

All transactions with related parties are made on normal commercial terms and conditions and at market rates.

Other Comprehensive Income

The Company applies Statement of Accounting Standards Codification subtopic 220-10, Comprehensive Income (“ASC 220-10”). ASC 220-10 establishes standards for the reporting and displaying of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owners sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. ASC 220-10 requires other comprehensive income (loss) to include foreign currency translation adjustments and unrealized gains and losses on available for sale securities.

Functional Currency

The Company’s reporting currency is US Dollars and functional currency is Australian Dollars (AUD). The accounts of the Company are maintained using the local currency (Australian Dollars) as the functional currency. All assets and liabilities are translated into U.S. Dollars at the balance sheet date, equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: For the year ended June 30, 2015 closing rate at 0.8012 US$:AUD, average rate at 0.8715 US$:AUD and for the year ended June 30, 2014 closing rate at 0.9756 US$:AUD, average rate at 0.9507 US$:AUD.

Concentration of payables

The company is dependent on Caraway Tea Company for approximately 20.8% and 0% of its’ purchases in the years ended June 30, 2015 and 2014 respectively.

The company is dependent on Facebook for approximately 5.1% and 17.1% of its’ purchases in the years ended June 30, 2015 and 2014, respectively.

Recent Accounting Pronouncements

ASU 2015-03

In April 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments are effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The amendments are to be applied on a retrospective basis, wherein the balance sheet of each individual period presented is adjusted to reflect the period-specific effects of applying the new guidance. We do not expect the adoption of ASU 2015-02 to have a material effect on our financial position, results of operations or cash flows.

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Nomadchoice Pty Limited

Notes to the financial statements

ASU 2015-02

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). The ASU focuses on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities. In addition to reducing the number of consolidation models from four to two, the new standard simplifies the FASB Accounting Standards Codification and improves current U.S. GAAP by placing more emphasis on risk of loss when determining a controlling financial interest, reducing the frequency of the application of related-party guidance when determining a controlling financial interest in a variable interest entity (“VIE”), and changing consolidation conclusions for companies in several industries that typically make use of limited partnerships or VIEs. The ASU will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We do not expect the adoption of ASU 2015-02 to have a material effect on our financial position, results of operations or cash flows.

ASU 2015-01

In January 2015, the FASB issued ASU No. 2015-01, “Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.” This ASU eliminates from U.S. GAAP the concept of extraordinary items. ASU 2015-01 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. We do not expect the adoption of ASU 2015-01 to have a material effect on our financial position, results of operations or cash flows.

ASU 2014-17

In November 2014, the FASB issued ASU No. 2014-17, “Business Combinations (Topic 805): Pushdown Accounting.” This ASU provides an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. ASU 2014-17 was effective on November 18, 2014. The adoption of ASU 2014-17 did not have any effect on financial position, results of operations or cash flows.

ASU 2014-16

In November 2014, the FASB issued ASU 2014-16, “Derivatives and Hedging (Topic 815).” ASU 2014-16 addresses whether the host contract in a hybrid financial instrument issued in the form of a share should be accounted for as debt or equity. ASU 2014-16 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. We do not currently have issued, nor are we investors in, hybrid financial instruments. Accordingly, we do not expect the adoption of ASU 2014-16 to have any effect on our financial position, results of operations or cash flows.

ASU 2014-15

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40)”. ASU 2014-15 provides guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosure. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and for interim and annual periods thereafter. Early application is permitted. We do not expect the adoption of ASU 2014-15 to have a material effect on our financial position, results of operations or cash flows

ASU 2014-12

In June 2014, the FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. We do not expect the adoption of ASU 2014-12 to have a material effect on our financial position, results of operations or cash flows.

ASU 2014-09

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 affects any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. We are still evaluating the effect of the adoption of ASU 2014-09. On April 1, 2015, the FASB voted to propose to defer the effective date of the new revenue recognition standard by one year.

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Nomadchoice Pty Limited

Notes to the financial statements

ASU 2014-08

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) and Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” ASU 2014-08 amends the definition for what types of asset disposals are to be considered discontinued operations, as well as amending the required disclosures for discontinued operations and assets held for sale. ASU 2014-08 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2014. The adoption of ASU 2014-08 did not have any effect on our financial position, results of operations or cash flows.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Note 2. Critical accounting judgements, estimates and assumptions

The preparation of the financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts in the financial statements. Management continually evaluates its judgements and estimates in relation to assets, liabilities, contingent liabilities, revenue and expenses. Management bases its judgements, estimates and assumptions on historical experience and on other various factors, including expectations of future events, management believes to be reasonable under the circumstances. The resulting accounting judgements and estimates will seldom equal the related actual results. The judgements, estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities (refer to the respective notes) within the next financial year are discussed below.

Estimation of useful lives of assets

The company determines the estimated useful lives and related depreciation and amortization charges for its property, plant and equipment and finite life intangible assets. The useful lives could change significantly as a result of technical innovations or some other event. The depreciation and amortization charge will increase where the useful lives are less than previously estimated lives, or technically obsolete or non-strategic assets that have been abandoned or sold will be written off or written down.

Income tax

The company is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The company recognises liabilities for anticipated tax audit issues based on the company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made. The deferred tax liability was not material as of June 30, 2015 and 2014.

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Nomadchoice Pty Limited

Notes to the financial statements

Note 3. Sales revenue
	2015	2014

Sales - Australia	$247,879	$171,272
Sales - export	2,144,978	322,247
Sales - shipping	92,797	28,535
	$2,485,654	$522,053

Note 4. Cost of sales
	2015	2014

Freight & Postage	$41,896	$21,133
Packaging	28,025	9,216
Fees	80,629	16,440
Raw Material	48,270	24,782
Export Distribution Charges	408,573	3,279
Less: Closing inventory	(50,827)	-
	$556,566	$74,850

Note 5. Operating expenses
	2015	2014

Sales and marketing
Advertising Facebook	$51,860	$31,091
Advertising Google Adwords	8,726	10,820
Advertising Adroll	33,740	-
Advertising- Other	14,574	776
Blogging expenses	240,827	20,360
Marketing	7,665	-
Photography	10,785	-
	$368,177	$63,047

General and administrative
Accounting & book-keeping	$6,823	$1,418
Bank charges	3,174	542
Branding	40,243	-
Consulting	-	6,180
Insurance	7,625	2,592
Legal Expenses	3,891	-
Office supplies	4,093	1,386
Other administrative expenses	8,906	3,098
Postage & courier	997	12,591
Rent	15,617	3,643
Sub-contractors	-	7,533
Subscriptions	8,315	3,135
Wages & superannuation	276,574	112,190
	$376,258	$154,308

Depreciation and amortization
Depreciation of office equipment	$3,835	$1,254
Amortization of domain name and setup costs	741	190
	$4,576	$1,444

Note 6. Income tax expense
	2015	2014
Income tax expense
Current tax	$341,619	$68,521
Numerical reconciliation of income tax expense and tax at the statutory rate
Profit before income tax expense	1,188,448	228,405

Tax at the statutory tax rate of 30%	356,534	68,521
Tax effect amounts which are not deductible/(taxable) in calculating taxable income:
Entertainment expenses	333	-

Adjustment recognized for closing stock	(15,248)	-
Income tax expense	341,619	68,521

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Nomadchoice Pty Limited

Notes to the financial statements

Note 7. Due from Shareholders
	2015	2014

Loan- Polmear Family Trust (Shareholder)	$681,020	$-
Loan- Polmear Holdings Pty Ltd (Beneficiary of shareholder)	538	-
	$681,558	$-

The receivable represents an advance to the shareholder on June 26, 2015 in anticipation of a dividend to be declared in favour of the shareholder on July 1, 2015. The receivable is non-interest bearing and receivable on demand. Subsequent to June 30, 2015, the Company declared dividends to offset loan receivable from shareholder (see note 16).

Note 8. Accounts Payable and Accrued Expenses
	2015	2014

Credit card	$7,874	$9
Accounts payable	18,536	1,013
GST payable/(receivable)	(2,195)	(1,704)
PAYG withholdings payable	13,945	23,394
Superannuation payable	9,096	-
	$47,256	$22,712

Note 9. Due to shareholders
	2015	2014
Due to shareholders	$1,784	$26,874

During the years ended June 30, 2014, the Company received funds from shareholders of $26,874 of which $25,090 was repaid during the year ended June 30, 2015. The payable is non-interest bearing and due on demand.

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Nomadchoice Pty Limited

Notes to the financial statements

30 June 2015

Note 10. Equity - issued capital
	2015	2014	2015	2014
	Shares	Shares
Ordinary shares - fully paid	1,200	1,200	$127	$127

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value and the company does not have a limited amount of authorised capital.

On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.

Dividend

Dividends paid during the financial year were as follows :

	2015	2014

Dividend for the year ended June 30, 2015 of $1,130.36 per ordinary share	$135,643	-

During the year ended June 30, 2015, the Company declared and paid dividends to shareholder of the Company of $135,643.

Note 11. Contingent liabilities

The company had no contingent liabilities as at June 30, 2015 and 2014.

Note 12. Commitments

The company had no commitments for expenditure as at June 30, 2015 and 2014.

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Nomadchoice Pty Limited

Notes to the financial statements

Note 13. Fixed assets

	2015	2014

Office equipment and computers	$7,533	$5,757
Less : Accumulated depreciation	(4,582)	(1,287)
	$2,951	$4,470

Depreciation expense for the years ended June 30, 2015 and 2014 was $3,835 and $1,254, respectively.

Note 14. Inventory

	2015	2014

Raw materials and packaging material	$50,827	-
	50,827	-

Note 15. Intangible assets

	2015	2014

Organisational costs	$801	$976
Domain name	4,206	-
Less : Accumulated amortization	(841)	(196)
	$4,166	$780

Amortization expense for the years ended June 30, 2015 and 2014 was $741 and $190, respectively.

Note 16. Subsequent Events

The company declared a dividend of $700,113 on July 1, 2015 out of retained earnings to offset against the loan receivable identified in Note 7.

On November 15, 2015 the Company entered into a stock purchase agreement with Synergy CHC Corp., a United States of America based consumer health care company, for the purchase of all of the issued and outstanding capital stock for $4,000,000 Australian dollars in cash and 3,571,428 shares of Synergy’s common stock. In addition to the cash and equity consideration, Synergy will pay the Company certain earn-out payments of up to $3,500,000 Australian dollars in aggregate upon certain EBITDA thresholds as of June 30, 2016.

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